UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 17, 2025
Commission file number 001-39482
GeneDx Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	85-1966622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 Ludlow Street, North Tower; 6th Floor Stamford, Connecticut 06902
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (888) 729-1206
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WGS	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A common stock, each at an exercise price of $379.50 per share	WGSWW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2025, the Board of Directors (the “Board”) of GeneDx Holdings Corp., a Delaware corporation (the “Company”), appointed Thomas Fuchs, Dr.sc., effective immediately, as a Class I director on the Board with a term expiring at the Company’s 2028 Annual Meeting of Stockholders. In connection with Dr. Fuchs’s appointment to the Board, the Company increased the size of the Board from 7 to 8 directors.

Dr. Fuchs serves as SVP and Chief AI Officer at Eli Lilly and Company (“Lilly”), where he provides vision, strategic direction, and overall leadership of artificial intelligence (“AI”) initiatives for drug discovery, clinical trials, manufacturing, commercial activities, and internal functions. He also identifies, builds and manages AI and machine learning solutions to help Lilly deliver medicines to patients around the world. Before joining Lilly, he was the Dean and inaugural Department Chair for AI and Human Health at Mount Sinai, Director of the Hasso Plattner Institute for Digital Health at Mount Sinai, and the endowed Barbara T. Murphy Professor for AI and Computational Pathology at the Icahn School of Medicine at Mount Sinai. Prior to Mount Sinai, Dr. Fuchs held positions at Memorial Sloan Kettering Cancer Center, NASA’s Jet Propulsion Laboratory and the California Institute of Technology, and founded three companies, including Paige AI. Dr. Fuchs holds a doctoral degree in machine learning from ETH Zurich and a master’s degree in technical mathematics from Graz Technical University in Austria.

Dr. Fuchs will be compensated in accordance with the Company’s Non-Employee Director Compensation Policy, which is generally described under the heading “Executive Compensation—Director Compensation—Current Non-Employee Director Compensation Policy” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2025. In particular and in accordance with the policy, Dr. Fuchs will receive an initial restricted stock unit grant equal to $420,000, which will vest over the three-year period following the grant date, subject to Dr. Fuchs continuing to provide services to the Company through such vesting date. In addition, the Company intends to enter into a standard form indemnity agreement with Dr. Fuchs, a copy of which was filed with the SEC as Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-39482) dated July 28, 2021 and incorporated by reference herein.
Dr. Fuchs is not a party to any arrangement or understanding with any person pursuant to which he was elected as a director, nor a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEDX HOLDINGS CORP.

Date:	September 18, 2025	By:	/s/ Katherine Stueland
		Name:	Katherine Stueland
		Title:	Chief Executive Officer